Exhibit 99.1

The Priceline Group Reports Financial Results for 4th Quarter and Full-Year 2014
NORWALK, Conn., February 19, 2015. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 4th quarter and full-year 2014 financial results. Fourth quarter gross travel bookings for The Priceline Group Inc. (the “Group”), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, were $10.7 billion, an increase of 17% over a year ago (approximately 23% on a local currency basis).
The Group's gross profit for the 4th quarter was $1.7 billion, a 26% increase from the prior year. International operations contributed gross profit in the 4th quarter of $1.43 billion, a 24% increase versus a year ago (approximately 32% on a local currency basis). The Group had GAAP net income applicable to common shareholders for the 4th quarter of $452 million, or $8.56 per diluted share, which compares to $378 million or $7.14 per diluted share, in the same period a year ago.
Non-GAAP net income in the 4th quarter was $577 million, a 22% increase versus the prior year. Non-GAAP net income was $10.85 per diluted share, compared to $8.85 per diluted share a year ago. FactSet consensus for the 4th quarter 2014 was $10.10 per diluted share. Adjusted EBITDA for the 4th quarter 2014 was $712 million, an increase of 23% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
For the full-year 2014, the Group had gross travel bookings of $50.3 billion, a 28% increase compared to 2013 (approximately 30% on a local currency basis). Gross profit for the Group in 2014 was $7.6 billion, a 33% increase from the prior year. International operations contributed full-year gross profit of $6.64 billion, a 32% increase versus the prior year (approximately 34% on a local currency basis). The Group had GAAP net income for full-year 2014 of $2.4 billion, or $45.67 per diluted share, which compares to $1.9 billion or $36.11 per diluted share in 2013.
Non-GAAP net income for 2014 was $2.8 billion, a 29% increase versus the prior year. Non-GAAP net income was $53.31 per diluted share, compared to $41.72 per diluted share a year ago. Adjusted EBITDA for 2014 was $3.5 billion, an increase of 29% over a year ago.
“The Priceline Group finished 2014 with a strong 4th quarter, reporting solid hotel and rental car unit growth,” said Darren Huston, President and CEO of The Priceline Group. “International gross bookings growth of 27% on a local currency basis in the 4th quarter demonstrates the resilience of the business, despite an environment of economic uncertainty and foreign exchange volatility. The Group’s full year room night reservations of 346 million grew by 28%, leading to gross bookings for the Group of just over $50 billion.”

Looking forward, Mr. Huston said, “The Group’s brands are starting 2015 with strong momentum. We are investing in our brands to organically grow our core business for the long-term. We also continue to invest in OpenTable and our BookingSuite branded hotel marketing services. These investments have a more pronounced impact on profitability in our seasonally low first quarter, but are the right investments to plant seeds for future growth. Today we are also announcing that the Priceline Board has given us an additional authorization to repurchase up to $3 billion of our common stock. We believe that buying our stock is a wise investment of our capital and demonstrates our confidence in the long-term outlook for our business.”

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The Priceline Group said it was targeting the following for 1st quarter 2015:

•	Year-over-year increase in total gross travel bookings of approximately 2% - 9% (an increase of approximately 14% - 21% on a local currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 3% - 10% (an increase of approximately 17% - 24% on a local currency basis).

•	Year-over-year increase in domestic gross travel bookings of approximately 0% - 5%.

•	Year-over-year increase in revenue of approximately 4% - 11%.

•	Year-over-year increase in gross profit of approximately 9% - 16% (an increase of approximately 21% - 28% on a local currency basis).

•	Adjusted EBITDA of approximately $475 million to $510 million.

•	Non-GAAP net income per diluted share between $7.20 and $7.75.
Non-GAAP guidance for the 1st quarter 2015:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $207 million in the 1st quarter 2015. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $105 million in the 1st quarter 2015. The Group estimates GAAP net income per diluted share between $5.25 and $5.80 for the 1st quarter 2015.
Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to expand successfully in international markets;
-- our online advertising efficiency;
-- a change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;

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-- adverse changes in the Group's relationships with travel service providers;
-- systems-related failures and/or security breaches;
-- the ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income (loss) attributable to noncontrolling interests and income taxes and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment, significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings and significant acquisition costs.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors (though competitors may calculate similar non-GAAP financial measures differently than those calculated by the Group). These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information for the three and twelve months ended December 31, 2014 and 2013 are adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or credits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the $6.3 million credit recorded in the 4th quarter 2013 related to a favorable ruling and settlement in the District of Columbia and the $20.5 million charge (including estimated interest and penalties) recorded in the 1st quarter 2013, principally related to unfavorable rulings in the State of Hawaii and the District of Columbia, are excluded because the amount and timing of these items are unpredictable, are not driven by core operating results and renders comparisons with prior periods less meaningful.

•
Significant costs related to acquisitions, such as the $6.4 million of acquisition costs recorded in the 2nd quarter of 2013 related to the purchase of KAYAK, are excluded because the expense is not driven by core operating results and renders comparisons with prior periods less meaningful. No such costs were excluded in the twelve months ended December 31, 2014.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

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•	Net income (loss) attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above for the twelve months ended December 31, 2013.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦
additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.

About The Priceline Group
The Priceline Group Inc. (NASDAQ: PCLN) is a leading provider of online travel and travel related reservation and search services, provided to consumers and local partners in over 200 countries through six primary brands:  Booking.com, priceline.com, KAYAK, agoda.com, rentalcars.com and OpenTable.
For more information, visit pricelinegroup.com.

###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com

For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@pricelinegroup.com

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The Priceline Group Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$3,148,651	$1,289,994
Restricted cash	843	10,476
Short-term investments	1,142,182	5,462,720
Accounts receivable, net of allowance for doubtful accounts of $14,212 and $14,116, respectively	643,894	535,962
Prepaid expenses and other current assets	178,050	107,102
Deferred income taxes	153,754	74,687
Total current assets	5,267,374	7,480,941
Property and equipment, net	198,953	135,053
Intangible assets, net	2,334,761	1,019,985
Goodwill	3,326,474	1,767,912
Long-term investments	3,755,653	—
Other assets	57,348	40,569
Total assets	$14,940,563	$10,444,460

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$281,480	$247,345
Accrued expenses and other current liabilities	600,758	545,342
Deferred merchant bookings	460,558	437,127
Convertible debt	37,195	151,931
Total current liabilities	1,379,991	1,381,745
Deferred income taxes	1,040,260	326,425
Other long-term liabilities	103,533	75,981
Long-term debt	3,849,756	1,742,047
Total liabilities	6,373,540	3,526,198

Convertible debt	329	8,533

Stockholders' equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 61,821,097 and 61,265,160 shares issued, respectively	480	476
Treasury stock, 9,888,024 and 9,256,721, respectively	(2,737,585)	(1,987,207)
Additional paid-in capital	4,923,196	4,592,979
Accumulated earnings	6,640,505	4,218,752
Accumulated other comprehensive income (loss)	(259,902)	84,729
Total stockholders' equity	8,566,694	6,909,729
Total liabilities and stockholders' equity	$14,940,563	$10,444,460

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The Priceline Group Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Agency revenues	$1,230,633	$999,687	$5,845,802	$4,410,689
Merchant revenues	478,268	481,782	2,186,054	2,211,474
Advertising and other revenues	131,196	59,684	410,115	171,143
Total revenues	1,840,097	1,541,153	8,441,971	6,793,306
Cost of revenues	165,412	207,852	857,841	1,077,420
Gross profit	1,674,685	1,333,301	7,584,130	5,715,886
Operating expenses:
Advertising — Online	499,904	399,193	2,360,221	1,798,645
Advertising — Offline	48,216	27,709	231,309	127,459
Sales and marketing	85,454	58,425	310,910	235,817
Personnel, including stock-based compensation of $66,318, $49,530, $186,425 and $140,526, respectively	274,337	212,034	950,191	698,692
General and administrative	90,919	74,799	352,869	252,994
Information technology	25,430	23,173	97,498	71,890
Depreciation and amortization	71,558	37,121	207,820	117,975
Total operating expenses	1,095,818	832,454	4,510,818	3,303,472
Operating income	578,867	500,847	3,073,312	2,412,414
Other income (expense):
Interest income	8,768	1,285	13,933	4,167
Interest expense	(30,549)	(22,192)	(88,353)	(83,289)
Foreign currency transactions and other	(5,045)	(29,753)	(9,444)	(36,755)
Total other income (expense)	(26,826)	(50,660)	(83,864)	(115,877)
Earnings before income taxes	552,041	450,187	2,989,448	2,296,537
Income tax expense	100,210	72,110	567,695	403,739
Net income	451,831	378,077	2,421,753	1,892,798
Less: net income attributable to noncontrolling interests	—	—	—	135
Net income applicable to common stockholders	$451,831	$378,077	$2,421,753	$1,892,663
Net income applicable to common stockholders per basic common share	$8.65	$7.32	$46.30	$37.17
Weighted average number of basic common shares outstanding	52,245	51,632	52,301	50,924
Net income applicable to common stockholders per diluted common share	$8.56	$7.14	$45.67	$36.11
Weighted average number of diluted common shares outstanding	52,777	52,938	53,023	52,413

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The Priceline Group Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2014	2013	2012
OPERATING ACTIVITIES:
Net income	$2,421,753	$1,892,798	$1,424,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	78,241	48,365	32,818
Amortization	129,579	69,610	32,323
Provision for uncollectible accounts, net	22,990	16,451	16,094
Deferred income tax expense (benefit)	31,707	(11,104)	19,596
Stock-based compensation expense and other stock based payments	189,292	142,098	72,035
Amortization of debt issuance costs	5,229	7,898	5,212
Amortization of debt discount	54,731	55,718	39,820
Loss on early extinguishment of debt	6,270	26,661	—
Changes in assets and liabilities:
Accounts receivable	(182,209)	(111,572)	(105,277)
Prepaid expenses and other current assets	(48,932)	(6,909)	(40,793)
Accounts payable, accrued expenses and other current liabilities	203,870	182,163	256,021
Other	1,876	(10,741)	33,864
Net cash provided by operating activities	2,914,397	2,301,436	1,785,750

INVESTING ACTIVITIES:
Purchase of investments	(10,552,214)	(9,955,800)	(6,352,495)
Proceeds from sale of investments	10,902,500	8,291,283	4,799,412
Additions to property and equipment	(131,504)	(84,445)	(55,158)
Acquisitions and other equity investments, net of cash acquired	(2,496,366)	(331,918)	(33,861)
Proceeds from foreign currency contracts	14,354	3,266	86,159
Payments on foreign currency contracts	(94,661)	(81,870)	(4,014)
Change in restricted cash	9,347	(2,783)	(2,756)
Net cash used in investing activities	(2,348,544)	(2,162,267)	(1,562,713)

FINANCING ACTIVITIES:
Proceeds from revolving credit facility	995,000	—	—
Payments related to revolving credit facility	(995,000)	—	—
Proceeds from the issuance of long-term debt	2,282,217	980,000	1,000,000
Payment of debt issuance costs	(17,464)	(1,018)	(20,916)
Payments related to conversion of senior notes	(125,136)	(414,569)	(1)
Repurchase of common stock	(750,378)	(883,515)	(257,021)
Payments to purchase subsidiary shares from noncontrolling interests	—	(192,530)	(61,079)
Proceeds from exercise of stock options	16,389	91,607	2,683
Proceeds from the termination of conversion spread hedges	—	19	—
Payments of stock issuance costs	—	(1,191)	—
Excess tax benefit from stock-based compensation	23,366	17,686	5,189
Net cash provided by (used in) financing activities	1,428,994	(403,511)	668,855
Effect of exchange rate changes on cash and cash equivalents	(136,190)	17,987	11,621
Net increase (decrease) in cash and cash equivalents	1,858,657	(246,355)	903,513
Cash and cash equivalents, beginning of period	1,289,994	1,536,349	632,836
Cash and cash equivalents, end of period	$3,148,651	$1,289,994	$1,536,349

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$491,530	$391,169	$300,539
Cash paid during the period for interest	$16,950	$20,954	$13,933
Non-cash fair value increase for redeemable noncontrolling interests	$—	$42,522	$84,693
Non-cash investing activity for contingent consideration	$10,700	$—	$—
Non-cash financing activity for acquisitions	$13,751	$1,546,748	$—

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The Priceline Group Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended December 31,		Year Ended December 31,
		2014	2013	2014	2013
	GAAP Gross profit	$1,674,685	$1,333,301	$7,584,130	$5,715,886

(a)	Adjustments for (credits) charges related to travel transaction tax judgments, rulings and settlements	—	(6,311)	—	14,239

	Non-GAAP Gross profit	$1,674,685	$1,326,990	$7,584,130	$5,730,125

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended December 31,		Year Ended December 31,
		2014	2013	2014	2013
	GAAP Operating income	$578,867	$500,847	$3,073,312	$2,412,414

(a)	Adjustments for (credits) charges related to travel transaction tax judgments, rulings and settlements	—	(6,311)	—	14,239
(b)	Stock-based employee compensation	66,318	49,530	186,425	140,526
(c)	Acquisition costs	—	—	—	6,444
(d)	Amortization of intangible assets	48,021	22,722	129,579	69,610

	Non-GAAP Operating income	$693,206	$566,788	$3,389,316	$2,643,233
	Non-GAAP Operating income as a % of Non-GAAP Gross profit	41.4%	42.7%	44.7%	46.1%

RECONCILIATION OF GAAP OTHER INCOME (EXPENSE) TO NON-GAAP OTHER EXPENSE RECORDED BELOW OPERATING INCOME		Three Months Ended December 31,		Year Ended December 31,
		2014	2013	2014	2013
	GAAP Other income (expense)	$(26,826)	$(50,660)	$(83,864)	$(115,877)

(g)	Debt discount amortization related to convertible debt	14,724	13,844	51,804	54,213
(g)	Loss on early extinguishment of debt	16	26,661	6,270	26,661
(i)	Net income attributable to noncontrolling interests	—	—	—	(135)
(k)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	—	—	—	(440)

	Non-GAAP Other expense recorded below Operating income	$(12,086)	$(10,155)	$(25,790)	$(35,578)

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The Priceline Group Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended December 31,		Year Ended December 31,
		2014	2013	2014	2013
	GAAP Net income applicable to common stockholders	$451,831	$378,077	$2,421,753	$1,892,663

(a)	Adjustments for (credits) charges related to travel transaction tax judgments, rulings and settlements	—	(6,311)	—	14,239
(b)	Stock-based employee compensation	66,318	49,530	186,425	140,526
(c)	Acquisition costs	—	—	—	6,444
(e)	Depreciation and amortization	71,558	37,121	207,820	117,975
(f)	Interest income	(8,768)	(1,285)	(13,933)	(4,167)
(f)	Interest expense	30,549	22,192	88,353	83,289
(g)	Loss on early extinguishment of debt	16	26,661	6,270	26,661
(h)	Income tax expense	100,210	72,110	567,695	403,739
(i)	Net income attributable to noncontrolling interests	—	—	—	135

	Adjusted EBITDA	$711,714	$578,095	$3,464,383	$2,681,504

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended December 31,		Year Ended December 31,
		2014	2013	2014	2013
	GAAP Net income applicable to common stockholders	$451,831	$378,077	$2,421,753	$1,892,663

(a)	Adjustments for (credits) charges related to travel transaction tax judgments, rulings and settlements	—	(6,311)	—	14,239
(b)	Stock-based employee compensation	66,318	49,530	186,425	140,526
(c)	Acquisition costs	—	—	—	6,444
(d)	Amortization of intangible assets	48,021	22,722	129,579	69,610
(g)	Debt discount amortization related to convertible debt	14,724	13,844	51,804	54,213
(g)	Loss on early extinguishment of debt	16	26,661	6,270	26,661
(j)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	(4,233)	(13,406)	46,870	(7,222)
(k)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	—	—	—	(440)

	Non-GAAP Net income applicable to common stockholders	$576,677	$471,117	$2,842,701	$2,196,694

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The Priceline Group Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended December 31,		Year Ended December 31,
		2014	2013	2014	2013
	GAAP weighted average number of diluted common shares outstanding	52,777	52,938	53,023	52,413

(l)	Adjustment for unvested restricted stock units and performance units	380	272	300	245
	Non-GAAP weighted average number of diluted common shares outstanding	53,157	53,210	53,323	52,658
	Net income applicable to common stockholders per diluted common share
	GAAP	$8.56	$7.14	$45.67	$36.11
	Non-GAAP	$10.85	$8.85	$53.31	$41.72

(a)
Adjustments for charges and credits associated with judgments, rulings and settlements for travel transaction tax proceedings (including estimated interest and penalties), principally in the State of Hawaii and the District of Columbia.

(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Adjustment for KAYAK acquisition costs is recorded in General and administrative expense.
(d)	Amortization of intangible assets is recorded in Depreciation and amortization.
(e)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(f)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(g)	Non-cash interest expense related to the amortization of debt discount and loss on early debt extinguishment are recorded in Interest expense and Foreign currency transactions and other, respectively.
(h)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(i)	Net income attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.
(j)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(k)	Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.
(l)
Additional shares of restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

 For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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The Priceline Group Inc.
Statistical Data
In millions
(Unaudited)

Gross Bookings	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14
International	$5,494	$7,783	$8,579	$9,179	$7,758	$10,643	$11,682	$12,080	$9,233
Domestic	1,090	1,370	1,538	1,586	1,379	1,637	1,856	1,743	1,426
Total	$6,584	$9,153	$10,118	$10,765	$9,138	$12,280	$13,538	$13,823	$10,659

Agency	$5,302	$7,648	$8,425	$9,023	$7,576	$10,516	$11,581	$11,821	$8,974
Merchant	1,282	1,505	1,692	1,742	1,562	1,764	1,957	2,002	1,685
Total	$6,584	$9,153	$10,118	$10,765	$9,138	$12,280	$13,538	$13,823	$10,659

Gross Bookings Year/Year Growth
International	40.4%	42.8%	44.1%	41.8%	41.2%	36.8%	36.2%	31.6%	19.0%
excluding F/X impact	43%	43%	44%	41%	42%	38%	35%	32%	27%
Domestic	4.4%	8.7%	11.7%	16.7%	26.5%	19.5%	20.6%	9.9%	3.4%

Agency	33.1%	38.3%	39.7%	40.5%	42.9%	37.5%	37.4%	31.0%	18.5%
Merchant	31.8%	27.1%	30.3%	23.7%	21.8%	17.2%	15.7%	15.0%	7.9%

Total	32.9%	36.4%	38.0%	37.5%	38.8%	34.2%	33.8%	28.4%	16.7%
excluding F/X impact	35%	37%	38%	36%	39%	35%	32%	29%	23%

Units Sold	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14
Hotel Room-Nights and Accommodations	46.2	63.2	69.4	74.8	63.1	83.4	89.6	94.8	78.2
Year/Year Growth	37.6%	37.7%	38.2%	35.6%	36.5%	32.0%	29.2%	26.7%	24.0%

Rental Car Days	7.2	9.9	12.5	12.0	9.5	12.3	14.3	14.2	11.0
Year/Year Growth	36.5%	43.3%	46.3%	27.5%	32.3%	24.6%	14.4%	18.1%	16.1%

Airline Tickets	1.4	1.7	1.7	1.8	1.8	2.0	2.1	2.0	1.7
Year/Year Growth	1.7%	1.4%	1.8%	8.6%	28.1%	22.6%	22.3%	8.0%	(4.0)%

	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14
Revenue	$1,190.6	$1,302.0	$1,680.2	$2,269.9	$1,541.2	$1,641.8	$2,123.6	$2,836.5	$1,840.1
Year/Year Growth	20.2%	25.5%	26.6%	33.0%	29.4%	26.1%	26.4%	25.0%	19.4%

Gross Profit	$939.8	$1,009.7	$1,383.9	$1,989.1	$1,333.3	$1,406.5	$1,883.0	$2,620.0	$1,674.7
Year/Year Growth	29.7%	35.8%	37.8%	42.4%	41.9%	39.3%	36.1%	31.7%	25.6%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers.

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